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                                                                   Exhibit 3.2

                                    BYLAWS OF

                            BLUESTONE SOFTWARE, INC.


                                    ARTICLE 1

                             MEETING OF STOCKHOLDERS

                  Section 1.1. OFFICES. The Corporation may have an office or offices at such places as the Board of Directors may from time to time designate.

                  Section 1.2. ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

                               1.2.1. The Corporation shall hold annual meetings
of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President. At each annual meeting, the stockholders shall elect, by a plurality vote, directors to succeed those whose terms expire at the time of the annual meeting. The nomination of persons for election to the Board and the proposal of any other business to be transacted at an annual meeting may be made only (i) by or at the direction of the Board or
(ii) by any stockholder of record who gives notice in accordance with the procedures set forth in Section 1.2.2 and who is a stockholder of record both on the date of giving such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. Only persons thereby nominated shall be eligible to serve as directors and only business thereby proposed shall be transacted at an annual meeting. The presiding officer of the annual meeting shall determine whether a nomination or any proposal of business complies or complied with this Section 1.2.

                               1.2.2. For nominations and other business to be
brought properly before an annual meeting by a stockholder pursuant to clause
(ii) of Section 1.2.1, the stockholder must deliver notice to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Section 1.2.2. The notice must be received by the Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the stockholder must so deliver the notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; PROVIDED FURTHER, HOWEVER, that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size



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of the increased Board made by the Corporation at least 70 days prior to the first anniversary of the preceding annual meeting, with respect to nominees for any new position created by the increase, the stockholder must so deliver the notice not later than the close of business on the tenth day following the day on which such public announcement is first made. The stockholder's notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (together with such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), whether or not the Corporation is then subject to Section 14(a) and such rules and regulations; (ii) as to any other business that the stockholder proposes to transact at the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest in the business of the stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the stockholder, as they appear on the Corporation's books, and of such beneficial owner, the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner and a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. For purposes of this Section 1.2, a "public announcement," means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service, in a document publicly filed with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or their successor provisions), or in a notice of meeting or proxy statement mailed generally to the Corporation's stockholders. In giving notice under this Section 1.2, a stockholder must also comply with state law and the Exchange Act (and the rules and regulations thereunder). Nothing in this Section 1.2 shall be deemed to affect the rights of a stockholder to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or its successor provision) under the Exchange Act.

                  Section 1.3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Chief Executive Officer or President and shall be called by the President or Secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning seventy-five percent (75%) in amount of the capital stock outstanding and entitled to vote.

                               1.3.1. Business transacted at any special meeting
of stockholders shall be limited to the purposes stated in the notice relating to such meeting (or to the purposes for which the meeting is called if such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") or these bylaws). In the case of a special meeting of stockholders called for the purpose of electing directors, nominations may be made only (i) by or at the direction of the Board or (ii) by any stockholder of

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record who delivers to the Secretary, no later than the tenth day following the day on which public announcement of the special meeting is made, a notice that complies with and is delivered in accordance with Section 1.2.2 above.

                  Section 1.4. LOCATION. All meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified and fixed in the respective notices or waiver of notice thereof.

                  Section 1.5. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                  Section 1.6. WAIVERS OF NOTICE. Whenever the giving of any notice is required by statute, the certificate of incorporation or these bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

                  Section 1.7. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 1.8. QUORUM. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.7 of these bylaws until a quorum shall attend. Shares

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of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; PROVIDED, HOWEVER, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  Section 1.9. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 1.10. VOTING; PROXIES. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three
(3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, as otherwise provided by law or pursuant to any regulation applicable to the Corporation, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

                  Section 1.11. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is

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adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 1.12. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stock holder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                  Section 1.13. ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be

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signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

                  Section 1.14. INSPECTORS OF ELECTION. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                  Section 1.15. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such

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chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or pro cedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                    ARTICLE 2

                               BOARD OF DIRECTORS

                  Section 2.1. MANAGEMENT. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors, consisting of one or more directors, as determined from time to time by resolution of the Board of Directors.

                  Section 2.2. NUMBER AND TERM. Within the limits set forth in the certificate of incorporation, the number of directors shall be determined by resolution of the Board. Unless the certificate of incorporation provides otherwise, the directorships (i.e., the particular seats on the Board) shall be classified into three classes (designated as Class I, Class II and Class III) as nearly equal in number as possible. Vacancies on the Board shall be filled in accordance with the certificate of incorporation. Once elected or chosen pursuant to the certificate of incorporation, a director shall hold office until the director's successor is elected and qualified or until the director dies, resigns or is removed; PROVIDED, HOWEVER, that if the Board decreases the number of directors constituting the whole Board and designates a particular directorship to be eliminated due to the decrease, a director in the eliminated directorship shall cease to hold office after the next election of directors, unless the director is nominated and elected to another directorship on the Board.

                  Section 2.3. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the certificate of incorporation or as otherwise may be provided in the Delaware General Corporation Law.

                  Section 2.4. MEETINGS. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the stockholders at the annual meeting,

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and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors. Regular meetings of the directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

                  Section 2.5. SPECIAL MEETINGS. Special meetings of the directors may be called by the President on five (5) days notice in writing or on two (2) days notice by telephone to each director and shall be called by the President in like manner on the written request of two (2) directors. Special meetings of the directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

                  Section 2.6. PRESENCE AT MEETINGS. Members of the Board may participate in a meeting of the Board by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                  Section 2.7. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

                  Section 2.8. QUORUM. A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

                  Section 2.9. WAIVER OF NOTICE OF MEETING. A director may waive any notice required by statute, the certificate of incorporation or these bylaws before or after the date and time (i) stated in the notice or (ii) of the meeting. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

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                                    ARTICLE 3

                                   COMMITTEES

                  Section 3.1. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an executive committee and one or more other committees each to consist of two (2) or more of the directors of the Corporation.

                  Section 3.2. POWER. The executive committee shall not have authority to make, alter or amend the bylaws, but shall exercise all other powers of the Board of Directors between the meetings of said Board, except the power to fill vacancies in their own membership, which vacancies shall be filled by the Board of Directors.

                  Section 3.3. MEETING. The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary in every case.

                  Section 3.4. OTHER POWERS. Such other committees shall have and may exercise the powers of the Board of Directors to the extent as provided in such resolution or resolutions.


                                    ARTICLE 4

                                    OFFICERS

                  Section 4.1. EXECUTIVE OFFICERS. The officers of the Corporation may be a President, one or more Vice Presidents, Secretary, Treasurer, and such other officers as may from time to time be chosen by the Board of Directors.

                  Section 4.2. TERM. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

                  Section 4.3.  DUTIES OF THE PRESIDENT.

                                4.3.1. The President shall be the Chief
Executive Officer of the Corporation. It shall be his duty to preside at all meetings of the stockholders, to have general and

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active management of the business and the Corporation, to see that all orders and resolutions of the Board of Directors are carried into effect and to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Corporation, and to affix the corporate seal thereto when authorized by the Board of Directors or the executive committee.

                                4.3.2. He shall have the general supervision and
direction of the other officers of the Corporation and shall see that their duties are properly performed.

                                4.3.3. He shall be ex-officio a member of all
standing committees and shall have the general duties and powers of supervision and management usually vested in the office of the President of a Corporation.

                  Section 4.4. VICE PRESIDENT. The Vice Presidents, in the order designated by the Board of Directors, shall be vested with all powers and required to perform all the duties of the President in his absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

                  Section 4.5. PRESIDENT PRO TEM. In the absence or disability of the President and any Vice President, the Board may appoint from their own number a president pro tem.

                  Section 4.6. SECRETARY. The Secretary shall attend all meetings of the Corporation, the Board of Directors, the executive committee and standing committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the President or the Board of Directors.

                  Section 4.7.  TREASURER.

                                4.7.1. The Treasurer shall have custody of the
funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                                4.7.2. He shall disburse the funds of the
Corporation as may be ordered by the Board, executive committee or President, taking proper vouchers for such disbursements, and shall render to the President and directors, whenever they may require it, an account of all his transactions as treasurer, and of the financial condition of the Corporation, and at the regular meeting of the Board next preceding the annual stockholders' meeting, a like report for the preceding year.

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                                4.7.3. He shall keep an account of stock
registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

                                4.7.4. He shall give the Corporation a bond, if
required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation. He shall perform such other duties as the Board of Directors or executive committee may from time to time prescribe or require.

                  Section 4.8. DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board of Directors may delegate his powers or duties to any other officer or to any director for the time being.


                                    ARTICLE 5

                                      STOCK

                  Section 5.1. CERTIFICATES OF STOCK. Certificates of stock shall be signed by the President or a Vice President and either the treasurer, assistant treasurer, secretary or assistant secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of loss or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so.

                  Section 5.2. TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

                  Section 5.3. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

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                                    ARTICLE 6

                                 INDEMNIFICATION

                  Section 6.1. RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), including without limitation Proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

                  Section 6.2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under
Section 6.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its

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


stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

                  Section 6.3. NON-EXCLUSIVITY OF RIGHTS. The rights conferred by Sections 6.1 and 6.2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  Section 6.4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  Section 6.5. OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

                  Section 6.6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                  Section 6.7. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than indemnitees when and as authorized by appropriate corporate action.

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


                                    ARTICLE 7

                                  MISCELLANEOUS

                  Section 7.1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

                  Section 7.2. DIVIDENDS. Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of the capital stock. The directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and may alter or abolish any such reserve or reserves.

                  Section 7.3. CHECKS FOR MONEY. All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank.

                  Section 7.4. BOOKS AND RECORDS. The books, records and accounts of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the bylaws or by resolution of the directors.

                  Section 7.5. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by facsimile transmission, shall be the time of the giving of the notice.

                  Section 7.6. WAIVER OF NOTICE. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


DATED:  September 29, 1999

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